   As filed with the Securities and Exchange Commission on November 30, 2004

                                                 Registration No. 333-__________
===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             ----------------------
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                 OMNICARE, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                         31-1001351
(State of Incorporation)                      (I.R.S. Employer Identification
                                                          Number)

                                 OMNICARE, INC.
                           100 East RiverCenter Blvd.
                                   Suite 1600
                            Covington, Kentucky 41011
   (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)

                       Option Agreement for Brian A. Kahan
                            (Full title of the plan)

                                Cheryl D. Hodges
                               Corporate Secretary
                                 Omnicare, Inc.
                                   Suite 1600
                           100 East RiverCenter Blvd.
                            Covington, Kentucky 41011
                                 (859) 392-3300
            (Name, address, including Zip code, and telephone number,
                   including area code, of agent for service)

                                                CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
 Title of Securities to Be     Amount to be            Proposed Maximum             Proposed Maximum         Amount of
      Registered (1)           Registered (2)     Offering Price Per Share (3)     Aggregate Offering     Registration Fee
                                                                                        Price
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        18,299 shares              $36.5625                 $669,057.19               $84.77
$1.00 per share
--------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares of Common Stock that may be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) Represents shares of Common Stock which may be issued upon the exercise of stock options under an agreement between the Company and Brian A. Kahan.

(3) Priced in accordance with Rule 457(c) and 457(h) of the Securities Act at the exercise price for the options.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to Brian A. Kahan pursuant to the option agreement listed on the cover of the Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Securities and Exchange Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                Explanatory Note

         Pursuant to an Agreement and Plan of Merger dated February 23, 1998, as amended, by and among Omnicare, Inc. (the "Company"), CompScript, Inc. ("CompScript") and CSI Acquisition Corp., the Company acquired all of the outstanding common stock of CompScript. In connection with such transaction, on June 26, 1998, the Company and Brian A. Kahan entered into a stock option agreement for the purchase of a specified number of shares of the Company's Common Stock (the "Option Agreement").

         This Registration Statement on Form S-8 is being filed for the purpose of registering 18,299 shares of the Company's Common Stock to be issued pursuant to the Option Agreement.

Item 3. Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference as of their respective dates of filing:

     (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2003 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003; and

     (c) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A/A-1 (File No. 1-08269) filed on April 17, 1996 and in its Registration Statement on Form S-3 filed on February 12, 2003, as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Restated Certificate of Incorporation and separate Indemnification Agreements provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or legal proceeding brought or threatened by reason of his or her position with the Company. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amount paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law. In addition, the Company maintains directors' and officers' liability insurance policies.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         See Index to Exhibits following signature pages.

Item 9. Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 30th day of November, 2004.

                                            OMNICARE, INC.



                                            By /s/ Cheryl D. Hodges
                                               --------------------------------
                                               Cheryl D. Hodges
                                               Corporate Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below hereby constitutes and appoints Edward L. Hutton, Joel
F. Gemunder and Cheryl D. Hodges his or her true and lawful attorneys-in-fact and agents, with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any and all amendments or supplements to this Registration Statement, and to perform any acts necessary to be done in order to file any and all such amendments and supplements with exhibits thereto and other documents in any way connected therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                  Title                               Date
/s/ Edward L. Hutton                  Chairman of the Board               November 30, 2004
--------------------
Edward L. Hutton


/s/ Joel F. Gemunder                  President and Chief Executive       November 30, 2004
--------------------                  Officer (principal executive
Joel F. Gemunder                      officer), and Director


/s/ John T. Crotty                    Director                            November 30, 2004
------------------
John T. Crotty


/s/ Charles H. Erhart, Jr.            Director                            November 30, 2004
--------------------------
Charles H. Erhart, Jr.


/s/ David W. Froesel, Jr.             Senior Vice President and Chief     November 30, 2004
-------------------------             Financial Officer (principal
David W. Froesel, Jr.                 financial officer and principal
                                      accounting officer), and Director


/s/ Sandra E. Laney                   Director                            November 30, 2004
-------------------
Sandra E. Laney

/s/ Andrea R. Lindell                 Director                            November 30, 2004
---------------------
Andrea R. Lindell

/s/ John H. Timoney                   Director                            November 30, 2004
-------------------
John H. Timoney


/s/ Amy Wallman                       Director                            November 30, 2004
---------------
Amy Wallman

                                INDEX TO EXHIBITS

(4) INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES:

     4.1 Restated Certificate of Incorporation of Omnicare, Inc. (as amended) (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2003 and incorporated by reference herein)

     4.2  Second Amended and Restated Bylaws of Omnicare, Inc. (filed as Exhibit
          3.3 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2003 and incorporated by reference herein)

     4.3 Rights Agreement, and related exhibits, dated as of May 17, 1999, between Omnicare, Inc. and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 1999 and incorporated by reference herein)

     4.4 $750.0 million Credit Agreement, dated as of June 13, 2003, by and among Omnicare, Inc., as Borrower, the lenders from time to time parties thereto, as Lenders, JP Morgan Chase Bank, as a Joint Syndication Agent, Wachovia Bank, National Association, as a Joint Documentation Agent, Lehman Commercial Paper Inc., as Joint Syndication Agent, UBS Securities LLC, as a Joint Documentation Agent, and SunTrust Bank as the Administrative Agent (filed as Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2003 and incorporated by reference herein)

     4.5 Amended and Restated Trust Agreement of Omnicare Capital Trust, dated as of June 13, 2003 (filed as Exhibit 4.16 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2003 and incorporated by reference herein)

     4.6 Guarantee Agreement of Omnicare, Inc. relating to the Trust Preferred Income Equity Redeemable Securities, dated as of June 13, 2003 (filed as Exhibit 4.18 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2003 and incorporated by reference herein)

(5) OPINION RE LEGALITY

     5.1  Opinion of Dewey Ballantine LLP

(23) CONSENTS

     23.1 Consent of PricewaterhouseCoopers LLP

     23.2 Consent of Dewey Ballantine LLP (contained in opinion filed as Exhibit 5.1)

(24) POWERS OF ATTORNEY

     24.1 Power of Attorney (included on signature pages hereof)